Exhibit 99.1

News Release

Media contact:

    Chip Little, 678 579 5298

    chip.little@mirant.com

Investor Relations contacts:

    Steve Himes, 678 579 3655

    steve.himes@mirant.com

    Audrey Emerson, 678 579 3231

    audrey.emerson@mirant.com

Stockholder inquiries:

    678 579 7777

September 3, 2009

Mirant Enters Ten-Year Power Purchase Agreement

with PG&E for New 760 MW Marsh Landing

Generating Station

ATLANTA – Mirant Corporation announced today that its subsidiary, Mirant Marsh Landing, LLC, entered into a ten-year power purchase agreement with Pacific Gas and Electric Company (PG&E) for 760 MW of natural gas-fired peaking generation to be constructed at Mirant’s existing Contra Costa facility near Antioch, Calif.

“We are very pleased to be adding new generating capacity in California,” said Edward R. Muller, Mirant’s chairman and chief executive officer. “The Marsh Landing facility will provide clean, flexible capacity that will support increasing amounts of intermittent renewable resources such as wind and solar.”

Construction of the Marsh Landing facility is scheduled to begin in late 2010 and to be completed by May 2013. At its peak, the project will create over 350 union construction jobs.

During the ten-year term of the power purchase agreement, Mirant Marsh Landing will receive fixed monthly capacity payments and variable operating payments. The contract provides PG&E with the entire output of the 760 MW facility which will be capable of producing 719 MW during peak July conditions.

Separately, Mirant Delta, LLC, another Mirant subsidiary, has entered into an extension of its existing power purchase agreement with PG&E for Contra Costa Units 6 and 7 from November 2011 through April 2013. At the end of the extension, and subject to regulatory approval, Mirant Delta has agreed to retire Contra Costa Units 6 and 7, which began operations in 1964, in furtherance of state and federal policies to retire aging power plants that utilize once-through cooling technology.

Both of the Mirant Marsh Landing and Mirant Delta power purchase agreements are subject to California Public Utilities Commission approval.

Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases approximately 10,112 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit www.mirant.com.

Cautionary Language Regarding Forward-Looking Statements

Some of the statements included herein involve forward-looking information. Mirant cautions that these statements involve known and unknown risks and that there can be no assurance that such results will occur. There are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, such as, but not limited to, the transaction not closing on schedule, if at all, and not proving to be financially advantageous to Mirant as a result of unknown market conditions, contract terms, costs of construction and future environmental regulation; the inability to secure, the timing of, and any conditions imposed in connection with, the California Energy Commission approval of the Mirant Marsh Landing facility; the California Public Utilities Commission withholding or delaying its approval of the Mirant Marsh Landing and Mirant Delta power purchase agreements; the inability to complete construction of the Mirant Marsh Landing facility within the expected timeframe or within the expected budget; and the risks and uncertainties described in Mirant’s Form 10-K for the year ended December 31, 2008 and Mirant’s Forms 10-Q for the quarters ended March 31 and June 30, 2009, under the caption “Cautionary Statement Regarding Forward-Looking Information.”

Mirant undertakes no obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise. The foregoing review of factors that could cause Mirant’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Mirant’s future results included in Mirant’s filings with the Securities and Exchange Commission at www.sec.gov.